Exhibit 99.1
HF Foods Appoints Prudence Kuai to its Board of Directors
Las Vegas, NV – January 19, 2023 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants throughout the United States (“HF Foods”, “HF Group” or the “Company”), has appointed Prudence Kuai, a 25-year veteran of the healthcare industry and a thought leader in applying technological advancements in operational process automation, eCommerce, utilization of artificial intelligence and data analytics, to the Company’s board of directors effective January 17, 2023.
As a result of Ms. Kuai’s appointment, the Company’s board of directors will now include four independent directors and Mr. Peter Zhang, the CEO of the Company.
Ms. Kuai has led the Information Technology function as CIO for many leading healthcare companies. Ms. Kuai has demonstrated her solid and extensive technology and operations experience in supporting business growth via organic and merger/acquisition strategies. Ms. Kuai received a master’s degree in mathematics from the University of Texas, Arlington, and a bachelor’s degree in mathematics from National Taiwan University.
“Prudence will be a very valuable member of our board,” said HF Group Chairman Russell T. Libby. “As we embark on a journey of further growth and modernization, her expertise in IT and M&A integration will be a strong asset to our management team. We are excited to welcome her to our board.”
Peter Zhang, CEO of HF Foods added: “Prudence’s extensive experience in leading business transformations through technology initiatives will be invaluable for us as we aim to be the innovative leader within our industry.”

About HF Foods Group, Inc.
HF Foods Group Inc., headquartered in Las Vegas, Nevada, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. With 18 distribution centers strategically located throughout the nation, HF Foods aims to supply the increasing demand for Asian American restaurant cuisine. With more than 15,000 established customers in 46 states, and strong relations with growers and suppliers of food products in the US, South America and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and growing base of customers. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements

All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks that the Company may not regain compliance with Nasdaq continued listing requirements within the applicable grace period, unfavorable macroeconomic conditions in the United States, competition in the food service distribution industry, particularly the entry of new competitors into the Chinese/Asian restaurant market niche, increases in fuel costs or commodity prices, disruption of relationships with vendors and increases in product prices, U.S. government tariffs on products imported into the United States, particularly from China, changes in consumer eating and dining out habits, disruption of relationships with or loss of customers, our ability to execute our acquisition strategy, availability of financing to execute our acquisition strategy, failure to retain our senior management and other key personnel, our ability to attract, train and retain employees, changes in and enforcement of immigration laws, failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws, product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations, failure to protect our intellectual property rights, any cyber security incident, other technology disruption, or delay in implementing our information technology systems, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.
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